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                                                                   EXHIBIT 10.12

                                CERIDIAN CORPORATION

                        EMPLOYEE NON-STATUTORY STOCK OPTION

                                  AWARD AGREEMENT

                           1993 LONG-TERM INCENTIVE PLAN


     This Agreement between you, (NAME), and Ceridian Corporation (the "Company") is dated as of (DATE OF GRANT) (the "Date of Grant") and evidences the grant of a Non-Statutory Stock Option (the "Stock Option") to you pursuant to the 1993 Long-Term Incentive Plan of the Company (the "Plan"). Any capitalized term used in this Agreement which is defined in the Plan shall have the same meaning as set forth in the Plan.

1. Effective as of the Date of Grant, the Company has granted to you the option to purchase from the Company, and the Company has agreed to sell to you, (SHARES) shares of Common Stock at a price of $00.00 per share (the "Option Shares").

2. This Option shall become void and expire at midnight (Minneapolis time) on the tenth anniversary of the Date of Grant and may not be exercised after that time.

3. Except as otherwise expressly provided in paragraphs 4 through 9 of this Agreement, and provided you have been continuously employed by the Company or a Subsidiary since the Date of Grant, upon (DATE OF 1ST VESTING), this Option shall become exercisable with respect to one-third of the Option Shares, and upon each succeeding (VESTING DATE), the Option shall become exercisable with respect to an additional one-third of the Option Shares.

4. If your employment should be terminated by the Company or any Subsidiary for Cause (as defined in Section 10.3(b) of the Plan), this Option may not be exercised after such termination of employment, and all your rights under the Plan and this Agreement will immediately terminate.

5. If your employment with the Company and all Subsidiaries should terminate by reason of death or Disability, the Option shall become immediately exercisable in full and will remain exercisable for the period specified in paragraph 2 of this Agreement.

6. If your employment with the Company and all Subsidiaries should terminate by reason of Retirement, the Option shall continue to become exercisable in accordance with the terms of this Agreement and the Plan, and may be exercised at any time after it becomes exercisable and before it becomes void and expires as set forth in paragraph 2 of this Agreement.


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7.   If your employment with the Company and all Subsidiaries of the Company should terminate other than by reason of death, Disability, Retirement or termination by the Company or any Subsidiary for Cause, you shall have three months following the date of such termination to exercise this Option (but in no event after the time it becomes void and expires as set forth in paragraph 2) to the extent that you were entitled to exercise it as of the date of such termination.

8. If a Change of Control occurs, and if this Option has been outstanding for at least six months from the Date of Grant, then you shall have the rights, if any, to accelerated exercisability of this Option as are specified in
     Section 12 of the Plan as in effect on the date of the Change of Control.

9. If, at any time during the period that this Stock Option is or may yet become exercisable in whole or in part, or at any time prior to one year after the termination of your employment with the Company and all Subsidiaries, whichever is later, you (i) engage in any commercial activity in competition with any part of the business of the Company or its Subsidiaries, (ii) divert or attempt to divert from Ceridian or its Subsidiaries any business of any kind, including, without limitation, interference with any business relationships with suppliers, customers, licensees, licensors, clients or contractors, (iii) make, or cause or attempt to cause any other person to make, any statement, either written or oral, or convey any information about the Company which is disparaging or which in any way reflects negatively upon the Company, or (iv) engage in any other activity that is inimical, contrary or harmful to the interests of the Company or its Subsidiaries, including influencing or advising any person who is employed by or in the service of the Company or its Subsidiaries to leave such employment or service to compete with the Company or its Subsidiaries or to enter into the employment or service of any actual or prospective competitor of the Company or its Subsidiaries, or influencing or advising any competitor of the Company or its Subsidiaries to employ or to otherwise engage the services of any person who is employed by or in the service of the Company or its Subsidiaries, or improperly disclosing or otherwise misusing any confidential information regarding the Company or its Subsidiaries, then (1) this Stock Option shall terminate effective the date on which you enter into such activity, unless terminated sooner by operation of another term of this Agreement or the Plan, and (2) any gain realized by you from exercising all or any portion of this Stock Option during a period beginning six months prior to the date on which you enter into such activity shall be paid by you to the Company.

10. By accepting this Agreement, you consent to a reduction from any amounts the Company owes you from time to time (including wages or other compensation) of any amount you owe the Company under Section 9 of this Agreement. If the Company does not recover by means of set-off the full amount you owe it, you agree to immediately repay the unpaid balance to the Company.

11. Notwithstanding any other provision of this Agreement, the Option shall not be exercisable prior to the expiration of six months after the Date of Grant, except in the case of death or Disability.


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12.  Nothing in the Plan or this Agreement shall confer upon you any right with respect to continuance of employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate your employment at any time.

13. This Option grant, the Option forming a part thereof, and your rights under this Agreement shall be nontransferable (i.e., may not be sold, pledged, donated or otherwise assigned or transferred) by you, either voluntarily or involuntarily, except by will or by applicable law, and any attempt to do so shall void this Option grant and Agreement. This Option shall be exercisable during your lifetime only by you or by your guardian or other legal representative.

14. Neither you nor any other person shall have any rights as a stockholder with respect to any Option Shares until you or such other person shall have become a holder of record of such shares and, except as otherwise provided in Section 4.4 of the Plan, no adjustments shall be made for dividends or other distributions or rights as to which there is a record date preceding the date you become the holder of record of such shares.

15. This Agreement is subject to all of the terms and conditions of the Plan and, where any questions or interpretations arise, the terms and conditions of the Plan and the rules of the Committee administering the Plan shall control.

16. Any notice to be given with respect to this Option, including without limitation a notice of exercise, shall be addressed to the Company,
     Attention: Corporate Treasury at its principal executive office at 8100 34th Avenue South, Minneapolis, Minnesota 55425, Facsimile No. 612-853-3932, and any notice to be given to you shall be addressed to you at the address given beneath your signature hereto, or at such other address as either party may hereafter designate in writing to the other.

17. Any notice of stock option exercise must specify the number of shares with respect to which the Option is being exercised and be accompanied by either
     (i) payment in full of the purchase price for the shares exercised or (ii) a Broker Exercise Notice in form and substance satisfactory to the Company. The exercise of the Option shall be deemed effective upon receipt by Corporate Treasury of such notice and payment of the exercise price from you or the broker or dealer named in the Broker Exercise Notice. Any such notice will not be deemed given until actual receipt by Corporate Treasury.

     In Witness Whereof, Ceridian Corporation and you have executed this Agreement as of the Date of Grant.


CERIDIAN CORPORATION          OPTIONEE


By
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